UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2010

CONMED HEALTHCARE MANAGEMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27554	42-1297992
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 Parkway Dr. Suite 400 Hanover, MD (Address of principal executive offices)	21076 (Zip Code)

Registrant’s telephone number, including area code: (410) 567-5520

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2010, Governor-elect Terry E. Branstad notified Conmed Healthcare Management, Inc. (the “Company”) of his decision to resign from his position as a member of the Company’s Board of Directors.  Governor-elect Branstad did not resign over a disagreement with the Company on any matter relating to the Company’s operations, policies or practices, but as a result of his election as governor of the State of Iowa in the November 2010 election.

On November 16, 2010, the Board of Directors of the Company appointed Charles Crocker as a director of the Company to fill the vacancy on the Board.  The Board also appointed Mr. Crocker to serve as a member of each of the Audit Committee and the Compensation Committee of the Board of Directors.

Mr. Crocker currently serves as the Chairman and Chief Executive Officer of Crocker Capital, Inc., a private venture capital firm.  Mr. Crocker was the Chief Executive Officer of the Custom Sensors and Technologies Division of Schneider Electric SA, a global French conglomerate, until January 2006.  Mr. Crocker was the Chairman and Chief Executive Officer of BEI Technologies, Inc., a diversified technology company, from March 2000 until October 2005, when it was acquired by Schneider Electric.  Mr. Crocker served as Chairman, President and Chief Executive Officer of BEI Electronics, Inc. from October 1995 to September 1997, at which time he became Chairman, President and Chief Executive Officer of BEI Technologies, Inc.  He has served as a director of Teledyne Technologies Incorporated since 2001, and a director of Franklin Resources, Inc. since 2003, and its subsidiary, Fiduciary Trust International. Mr. Crocker has been Chairman of the Board of Children’s Hospital in San Francisco, Chairman of the Hamlin School’s Board of Trustees and President of the Foundation of the Fine Arts Museums of San Francisco.  Mr. Crocker received a B.S. degree from Stanford University and an M.B.A from the University of California, Berkeley.

Mr. Crocker is eligible to participate in all compensation plans applicable to non-employee members of the Board of Directors, as described in the Company’s 2010 Proxy Statement.  In accordance with the compensation program for non-employee directors, upon joining the Board, Mr. Crocker received non-qualified stock options for 40,000 shares, vesting over three years with an exercise price of $3.32 (which amount was determined in accordance with the Company’s 2007 Stock Option Plan) and contingent upon Mr. Crocker’s continued service on the Board.  Each non-employee director is entitled to (i) a fee of $1,000 for attending, in person, a regularly scheduled or special meeting of the Board of Directors; (ii) $500 if such non-employee director participates in the meeting via conference call or (iii) a fee of $500 for attending in person a regularly scheduled or special committee meeting, if the meeting is held on a different day than the Board meeting. The Company will also reimburse all directors for approved board-related business travel expenses, along with other approved board-related expenses.

There are no arrangements or understandings known to the Company between Mr. Crocker and any other person pursuant to which Mr. Crocker was appointed to the Board of Directors.  Mr. Crocker has not entered into any transactions with the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A press release announcing Governor Branstad’s resignation and the appointment of Mr. Crocker is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated November 18, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONMED HEALTHCARE MANAGEMENT, INC.

By:	/s/ Thomas W. Fry
Name: Thomas W. Fry
Title: Chief Financial Officer

Date:   November 18, 2010